SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MAY 9, 2008 TO PROSPECTUS DATED MAY 6, 2008
$548,035,000
CIT EQUIPMENT COLLATERAL 2008-VT1
Issuing Entity
Receivable-Backed Notes
CIT FUNDING COMPANY, LLC
Depositor
CIT Financial USA, Inc.
Sponsor and Servicer

The depositor, sponsor and servicer are subsidiaries of CIT Group Inc.

The first paragraph and chart on the top of page S-8 of the Prospectus Supplement dated May 9, 2008 to the Prospectus dated May 6, 2008 relating to the Receivable-Backed Notes described therein is replaced in its entirety with the following:

On the closing date, the issuing entity will issue the notes in the classes as set forth below. The issuing entity will issue an equity interest in the issuing entity.

	Approximate Initial Aggregate	Interest Rate
Notes	Principal Amount	(per annum)

Class A-1	$197,000,000	2.82620%
Class A-2A	$105,000,000	4.76000%
Class A-2B	$47,000,000	Floating(1)
Class A-3	$199,035,000	6.59000%
Class B	$18,676,000	6.51000%
Class C	$26,636,000	7.00000%
Class D	$18,982,039	7.48000%

(1) The Class A-2B Notes will be paid interest based on a floating rate of one-month LIBOR plus 2.00%.

May 13, 2008